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                                                                     EXHIBIT 5.1


                     Paul, Hastings, Janofsky & Walker LLP
                             345 California Street
                            San Francisco, CA 94104
                              Tel: (415) 835-1600
                              Fax: (415) 217-5333


                                 June 5, 1998



Tier Technologies, Inc.
1350 Treat Boulevard, Suite 250
Walnut Creek, CA 94596

     Re: Public Offering of Class B Common Stock, no par value, of Tier Technologies, Inc. (the "Company")

Dear Ladies and Gentlemen:

     You have requested our opinion with respect to certain matters in connection with the filing by Tier Technologies, Inc. (the "Company") of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission, including a related prospectus, filed with the Registration Statement (the "Prospectus"), and the public offering of up to 2,225,000 shares of the Company's Class B Common stock, including up to 450,000 shares that may be sold pursuant to the exercise of an over-allotment option, and up to 1,225,000 shares that may be sold by certain selling shareholders (collectively, the "Shares").

     In connection with this opinion, we have examined the Registration Statement and related Prospectus, your Certificate of Incorporation and By-laws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof, that certain Shares which are to be issued upon exercise of options will have been paid for pursuant to the terms of such options, and that the Shares will be sold by the Underwriters at a price established by the Pricing Committee of the Company's Board of Directors.

     On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares to be sold by the selling shareholders are, or will have been, validly issued, fully paid and non-assessable and that the Shares to be sold by the Company, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable.
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Tier Technologies, Inc.
June 5, 1998
Page 2

     We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.



                                 Very truly yours,


                              /s/ Paul, Hastings, Janofsky & Walker LLP

                                PAUL, HASTINGS, JANOFSKY & WALKER LLP